Exhibit 11

               SYRATECH CORPORATION AND SUBSIDIARIES
            COMPUTATION OF NET INCOME PER COMMON SHARE
               (in thousands, except per share data)
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                                                                    For the Years Ended December 31,
                                                                   -----------------------------------
                                                                   1997       1996      1995
                                                                   ----       ----      ----
Basic earnings (loss) per share:
  Continuing operations........................................   ($1.17)     $2.34     $1.13
  Discontinued operations......................................       --         --      2.82
                                                                 -------      -----    ------
    Net income (loss) per common share.........................   ($1.17)     $2.34     $3.95
                                                                 =======      =====    ======
    Weighted-average number of shares outstanding..............    5,216      8,695    11,707
                                                                 =======      =====    ======
Diluted earnings (loss) per share:
  Continuing operations........................................   ($1.17)     $2.32     $1.12
                                                                 =======      =====    ======
  Discontinued operations......................................       --         --      2.79
                                                                 -------      -----    ------
    Net income (loss) per common share.........................   ($1.17)     $2.32     $3.91
    Shares:
    Weighted-average number of shares outstanding..............    5,216      8,695    11,707
    Effect of dilutive stock options...........................       --        104        96
                                                                 -------      -----    ------
    Adjusted weighted-average number of shares outstanding.....    5,216      8,799    11,803
                                                                 =======      =====    ======
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